UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

________________________________

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Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HELIOGEN, INC.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HELIOGEN, INC.
130 W. UNION STREET
PASADENA, CALIFORNIA 91103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 19, 2022 AT 10:00 A.M. PACIFIC TIME

Dear Stockholders of Heliogen, Inc.:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Heliogen, Inc., a Delaware corporation (the “Company”). The meeting will be held on July 19, 2022 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/HLGN2022. To participate in the Annual Meeting, you will need to register to attend the meeting by 5:00 p.m., Eastern time, on July 18, 2022 using the control number located on the Notice of Internet Availability of Proxy Materials for the Annual Meeting, or if you received paper copies, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying proxy statement. A complete list of record stockholders will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/HLGN2022 and will be available for examination by any stockholder for any purpose germane to the Annual Meeting at our corporate headquarters during regular business hours beginning ten days prior to the meeting.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.       To elect the two nominees for Class I directors named in the accompanying proxy statement to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

2.       To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

3.       To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the Annual Meeting is May 23, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on July 19, 2022 at 10:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/HLGN2022.

The proxy statement and annual report to stockholders
are available at www.proxyvote.com

By Order of the Board of Directors,

Debbie Chen General Counsel and Corporate Secretary Pasadena, California June 7, 2022

All stockholders are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares at the meeting.

i

HELIOGEN, INC.
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. PACIFIC TIME ON JULY 19, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Heliogen, Inc. (the “Board”) is soliciting your proxy to vote at Heliogen’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on July 19, 2022 at 10:00 a.m. Pacific Time. The Annual Meeting can be accessed virtually by visiting www.virtualshareholdermeeting.com/HLGN2022 where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2022 Annual Report, are being distributed and made available on or about June 7, 2022. As used in this Proxy Statement, references to “we,” “us,” “our,” “Heliogen” and the “Company” refer to Heliogen, Inc. and its subsidiaries.

Why did I receive a Notice of Internet Availability of Proxy Materials regarding the availability of proxy materials on the internet instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about June 7, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You will not be able to attend the Annual Meeting physically in person. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/HLGN2022. You are entitled to attend the Annual Meeting if you were a stockholder of record as of May 23, 2022 (the “Record Date”). In order to participate in the Annual Meeting you must register to attend the meeting by 5:00 p.m., Eastern time, on July 18, 2022 using your control number from your Notice or if you received paper copies, your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures. Information on how to vote online during the Annual Meeting is discussed below.

Why is the Company holding the Annual Meeting virtually?

We are holding the Annual Meeting online and providing internet voting to facilitate stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world, with procedures designed to ensure the authenticity and correctness of your voting instructions.. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location. Heliogen stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person Annual Meeting.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/HLGN2022. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any shareholder of record for any purpose germane to the Annual Meeting at our corporate headquarters during normal business hours.

Where can I get technical assistance?

If you have difficulty accessing the meeting, please call the phone number listed at www.virtualshareholdermeeting.com/HLGN2022.

How do I ask a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted prior to the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of the Record Date who have registered in advance to attend the Annual Meeting may submit questions prior to the meeting that may be addressed during the Annual Meeting. If you would like to submit a question, you may do so when you register to attend the Annual Meeting at www.virtualshareholdermeeting.com/HLGN2022 using the control number provided in the Notice and typing your question in the appropriate box in the registration form.

In accordance with the rules of conduct, we ask that you limit your question to one brief question that is relevant to the Annual Meeting and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to the business to be conducted at the Annual Meeting, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 23, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 189,127,092 shares of common stock outstanding and entitled to vote.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of selection of our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting. The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If on May 23, 2022 your shares were registered directly in your name with Heliogen’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/HLGN2022. You will be asked to provide the control number from your Notice. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

•        To vote using the proxy card that may have been delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•        To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 18, 2022 to be counted.

•        To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 18, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on May 23, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. In addition to voting, you are also invited to attend the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank for further information about how to direct your broker or other agent to vote or how to attend the Annual Meeting.

What matters am I voting on?

There are two matters scheduled for a vote:

•        The election of the two nominees for Class I directors named herein to serve until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal (“Proposal 1”); and

•        Ratification of selection by the Audit Committee of the Board (the “Audit Committee”) of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2022 (“Proposal 2”).

How does the Board recommend that I vote?

The Board recommends that you vote your shares of our Common Stock:

•        “FOR” each of the two Class I director nominees named in this Proxy Statement; and

•        “FOR” the ratification of the selection of PwC.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 23, 2022.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card if you receive a paper copy of the proxy materials, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the election of the two nominees for director and “For” the ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2022. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy by telephone or through the internet.

•        You may send a timely written notice that you are revoking your proxy to Heliogen, Inc., Attn: General Counsel at 130 W. Union St., Pasadena, CA 91103. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•        You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank as a nominee or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

With respect to proposals to be included in next year’s proxy materials, your proposal must be submitted in writing by February 7, 2023 to Heliogen, Inc., Attn: General Counsel, 130 W. Union St., Pasadena, CA 91103 and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

With respect to proposals (including director nominations) not to be included in next year’s proxy materials pursuant to Rule 14a-8 of the Exchange Act, our bylaws provide that your proposal must be submitted in writing between March 21, 2023 and April 20, 2023 to Heliogen, Inc., Attn: General Counsel, 130 W. Union St., Pasadena, CA 91103 and comply with the requirements in our bylaws, provided, however, that if our 2023 annual meeting of stockholders is held before June 19, 2023 or after August 18, 2023, then the proposal must be received by us no earlier than 120 days prior to such annual meeting and no later than the later of (i) 90 days prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 20, 2023.

You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals, including director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposal, votes “For” and “Against,” and abstentions. Abstentions are not applicable with respect to Proposal 1. Abstentions will have the same effect as “Against” votes for Proposal 2. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total. Proposal 2 is considered a “routine” matter, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with that proposal. Proposal 2 is a “routine” matter and therefore broker non-votes are not expected to exist in connection with this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

Proposal 1:    For the election of directors, the two Class I nominees receiving the most “For” votes will be elected. Stockholders are not permitted to cumulate their shares for the purpose of electing directors. “Withhold” votes and broker non-votes will not be counted in determining the outcome. Only votes “For” will affect the outcome.

Proposal 2:    To ratify the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2022, the proposal must receive “For” votes from the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of stock entitled to vote are present by remote communication at the meeting or represented by proxy. On the Record Date, there were 189,127,092 shares outstanding and entitled to vote. Thus, the holders of 94,563,547 shares must be present by remote communication at the meeting or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by telephone, online or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of the shares present by remote communication at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board is divided into three classes, designated as Class I, Class II and Class III, each of which has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board presently has seven members. There are two directors in the class whose term of office expires in 2022. Each of the nominees listed below is currently a director who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2025 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the shares present online at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Class I Nominees for Election for a Three-year Term Expiring at the 2025 Annual Meeting

Phyllis Newhouse.    Ms. Newhouse, age 58, has served as a member of our Board since December 2021 and was previously a member of the board of directors of our predecessor, Athena Technology Acquisition Corp. (“Athena”). Ms. Newhouse is a serial entrepreneur and investor, retired military senior officer and mentor. Ms. Newhouse is the founder of XtremeSolutions, Inc., an Atlanta-based cybersecurity firm that offers service in both the federal and private sectors (“XSI”). Since founding XSI in June 2002, Ms. Newhouse has served as XSI’s Chief Executive Officer and has led the company in offering a wide range of IT expertise and provides industry leading, state-of-the-art information technology and cybersecurity services and solutions. Ms. Newhouse is also the founder and Chief Executive Officer of ShoulderUp Technology Acquisition Corp. (NYSE: SUAC), a blank check company which completed its initial public offering in November 2021. Prior to founding XSI, Ms. Newhouse served as a member of the United States Army for more than 22 years, where she focused on national security issues and helped to establish the Cyber Espionage Task Force. Ms. Newhouse currently serves on the board of directors of Sabre GLBL Inc. (NASDAQ: SABR), as well as for the Technology Association of Georgia and Business Executives for National Security. Ms. Newhouse is also the founder of ShoulderUp, a nonprofit organization dedicated to connecting and supporting women on their entrepreneurial journeys. Additionally, Ms. Newhouse serves on the executive board and is a member of the Women President Organization and serves on the board of Girls Inc., a nonprofit organization that encourages all girls to be “Strong, Smart, and Bold.” Ms. Newhouse is known as a pioneer in cybersecurity. She has received numerous awards as an industry thought leader. In 2017, Ms. Newhouse became the first woman to win an Ernst & Young (“EY”) Entrepreneur of The Year award in the technology category. She was admitted into the 2013 class of EY Entrepreneurial Winning Women, and in 2019 was inducted into the Enterprising Women hall of fame. Ms. Newhouse received her B.A. in Liberal Arts Science from Saint Leo College.

Ms. Newhouse was selected to serve on our Board because of her significant knowledge of the cybersecurity and IT industries and experience as a director of publicly and privately-held companies.

Suntharesan Padmanathan.    Mr. Padmanathan, age 64, has served as a member of our Board since December 2021. Mr. Padmanathan is a seasoned engineering and energy expert with over 40 years of industry experience. Since January 2022 he has been the Vice Chairman and Chief Executive Officer of ACWA Power, having, in his prior roles as Head of Business Development from 2005 to 2007 and then as President & Chief Executive Officer from 2007 to January 2022, spearheaded its expansion from a startup in 2006 to a leading private developer, owner and operator of power generation and desalinated water production plants today including its emergence as the largest developer and owner of concentrated solar power with molten salt storage technology in the world. Prior to joining ACWA Power, Mr. Padmanathan was Vice President and Corporate Officer at Black and Veatch, where he was responsible for developing privately financed power, water and wastewater projects in over a dozen countries. Before that, Mr. Padmanathan was the Chief Executive of Black & Veatch Africa Limited and an Executive Director of Burrow Binnie International Ltd. Mr. Padmanathan began his career as an engineer at John Burrow and Partners Overseas. In addition to Mr. Padmanathan’s executive responsibilities at ACWA Power, he also serves as vice-chairman of its board of directors and as a member of the board of directors of several companies involved in power and water development across the globe, including BESIX, XLink Ltd and Desolenator BV. Mr. Padmanathan holds a degree in Engineering from the University of Manchester, United Kingdom.

Mr. Padmanathan was selected to serve on our Board because of his significant knowledge of the renewable energy industry and his experience as an executive officer and member of the boards of directors of several companies involved in power and water development across the globe.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Class II Directors Continuing in Office Until the 2023 Annual Meeting

Stacey Abrams.    Ms. Abrams, age 48, has served as a member of our Board since December 2021. Ms. Abrams has served as the Chief Executive Officer of Sage Works Production, Inc. since 2020. She co-founded Insomnia Consulting in 2006 to specialize in development, investment and consulting for complex infrastructure projects, including transportation, waste-by-rail transfer, energy, facilities and water. In addition, Ms. Abrams founded and served as executive director of the Southern Economic Advancement Project from March 2019 until December 2021. From 2007 to 2017, Ms. Abrams served as a State Representative of the Georgia General Assembly and as the minority leader from 2011 to 2017. She has been the chief executive officer of Sage Works, LLC since September 2002. She previously served as the chief executive officer of the Third Sector Development from August 1998 until March 2019. Ms. Abrams previously also co-founded and served as Senior Vice President of NOWaccount Network Corporation from 2010 to 2016. Ms. Abrams currently serves on the boards of directors of a number of organizations, including ShoulderUp Technology Acquisition Corp. (NYSE: SUAC), the National Democratic Institute for International Affairs and the Marguerite Casey Foundation. Ms. Abrams has a strong record on climate change, environmental justice and climate action. She has served on the advisory boards of World War Zero (founded by former Secretary of State John Kerry) and Climate Power 2020 (founded by John Podesta). Ms. Abrams received a B.A. in Interdisciplinary Studies from Spelman College, a Master of Public Affairs from the University of Texas Lyndon B. Johnson School of Public Affairs, and a J.D. from Yale University.

Ms. Abrams was selected to serve on our Board because of her expertise in environmental justice and climate action and her leadership experience in both government and the private sector.

David Crane.    Mr. Crane, age 63, has served as a member of our Board since December 2021. Mr. Crane has been the Chief Executive Officer at Climate Real Impact Solutions, a family of climate/sustainability-focused special purpose acquisition corporations, since August 2020. Previously, Mr. Crane was Chief Executive Officer of NRG Energy, Inc. (“NRG”)(NYSE: NRG) from 2003 to 2015, leading the company from chapter 11 to the Fortune 200. Mr. Crane pioneered the yieldco asset class with the initial public offering of NRG Yield in July 2013. Mr. Crane also led NRG to the forefront of next-generation clean energy development through large scale initiatives in utility scale renewables (now Clearway), residential solar, post-combustion carbon capture (Petra Nova) and DC fast charging (EVGO). Prior to NRG, Mr. Crane was first Chief Operating Officer and then Chief Executive Officer of International Power Plc, a UK-domiciled FTSE-100 company from 2000 to 2003. During Mr. Crane’s tenure, NRG won numerous industry, community and environmental awards. Mr. Crane was named Energy Industry “CEO of the Year” by EnergyBiz in 2010, top Chief Executive Officer in the electric utility sector by Institutional Investor in 2011 and “Entrepreneur of the Year” by EY in 2010. Mr. Crane was also awarded the Corporate Environmental Leadership award by GlobalGreen in 2014 and the Equinox Solar Champion Award and The C.K. Prahalad Award for Global Sustainability Business Leadership, both in 2015. Mr. Crane also serves on the boards of directors of the Saudi Electricity Company, the national electricity company of Saudi Arabia, Tata Steel and JERA, a power generation joint venture between Tokyo Electric and Chubu Electric. He also serves on the not-for-profit Boards of Elemental Excelerator, The Climate Group NA, as well as being a B Team Leader, where he chairs the B Team’s Net Zero Initiative. Through his public advocacy and his writings, including his seminal 2014 Letter to Shareholders, Mr. Crane has set forth the case for the leading role to be played by the private sector and transformational capitalism more generally in combating climate change, which he calls the “moral imperative of our time”. Mr. Crane graduated with an A.B. from Princeton University and a J.D. from Harvard Law School.

Mr. Crane was selected to serve on our Board because of his knowledge of the utility scale renewables industry and his leadership experience as chief executive officer and member of the boards of directors of several energy companies.

Class III Directors Continuing in Office Until the 2024 Annual Meeting

Robert Kavner.    Mr. Kavner, age 78, has served as a member of our Board since December 2021. Since 1995, Mr. Kavner has been an independent venture capital investor focusing on investments in technology companies. From January 1996 through December 1998, Mr. Kavner served as President and Chief Executive Officer of On Command Corporation, a provider of on-demand video systems for the hospitality industry. From 1984 to 1995, Mr. Kavner held several senior management positions at AT&T, including senior vice president, Chief Financial Officer and Chief Executive Officer of Multimedia Products and Services Group and chairman of AT&T Venture Capital Group. Mr. Kavner also served as a member of AT&T’s executive committee. Prior to joining AT&T, Mr. Kavner was a partner of PricewaterhouseCoopers. Mr. Kavner currently serves on the boards of directors of a number of privately-held companies, including several early stage companies. He has previously served on the board of directors of a number of public companies, including serving as chairman of Earthlink Networks, CitySearch, Overture, and Pandora Media, and as a member of the boards of Sun Microsystems, Philips Telecommunications, Fleet Bank of Boston, Tandem Computers, and Duracell International. Mr. Kavner received a B.B.A. from Adelphi University and attended the Advanced Management Program at the Amos Tuck School at Dartmouth College.

Mr. Kavner was selected to serve on our Board because of his leadership experience, including his previous service on the boards of directors of a number of public companies, his experience working with a variety of technology companies and his expertise in finance and accounting.

Julie Kane.    Ms. Kane, age 63, has served as a member of our Board since December 2021. Ms. Kane has also served as a director of SIGA Technologies, Inc. (“SIGA”) (Nasdaq: SIGA) since May 2019. She currently chairs SIGA’s compensation committee and formerly chaired SIGA’s nominations and corporate governance committee. She is currently an independent consultant in the aviation industry. Ms. Kane is the former Senior Vice President, Chief Ethics and Compliance Officer, and Deputy General Counsel of PG&E Corporation (2015-2020). Prior to joining PG&E Corporation in 2015, Ms. Kane worked at Avon Products, Incorporated as Vice President and General Counsel of Avon North America and Corporate Legal Functions. Prior to joining Avon in 2013, Ms. Kane held a number of senior roles with Novartis Corporation and its affiliates over a 25-year period. Ms. Kane is a member of the board of directors of the Ethics Resource Center in Washington, D.C., and formerly served on the Board of Governors of the Commonwealth Club of California. Ms. Kane holds a B.A. in political science from Williams College and J.D. from the University of San Francisco School of Law. Ms. Kane is a member of the California state bar.

Ms. Kane was selected to serve on our Board because her decades of experience spanning several industries, including pharmaceuticals, chemicals and agribusiness, beauty, direct-selling and dual-fuel utilities, along with her experience in environmental, social and governance matters, provides our Board with valuable insight into many aspects of our business.

Bill Gross.    Mr. Gross, age 63, has served as a member of our Board since December 2021. Mr. Gross has been Heliogen’s Chief Executive Officer and chairman of the Board since December 2021. Previously, Mr. Gross served as Chief Executive Officer of Legacy Heliogen (as defined below) since January 2016 and was also Chief Executive Officer from May 2013 to January 2015. Mr. Gross was also a director of Legacy Heliogen from April 2013 to December 2021 and served as chairman of the board of directors from January 2015 to December 2021. Mr. Gross has also served as Chief Executive Officer and the chairman of the board of directors of Idealab Studio, LLC (“Idealab Studio”) since January 1, 2018. Mr. Gross previously served as Chief Executive Officer of Idealab, a technology incubator he founded, from February 1996 to December 31, 2017. Mr. Gross has more than 40 years of experience in conceiving and starting new technology companies, including GoTo.com/Overture.com, Energy Vault, Inc. (“Energy

Vault”) (NYSE: NRGV), Carbon Capture, Inc., and CarsDirect.com/Internet Brands, Inc. Mr. Gross serves on the boards of directors of numerous companies, including Energy Vault, and is also a member of the Board of Trustees of Caltech and the Art Center College of Design. He holds a B.S. from the California Institute of Technology.

Mr. Gross was selected to serve on our Board because of the perspective and experience he brings as our Chief Executive Officer, as well as his substantial business, leadership and management experience. As our Chief Executive Officer Mr. Gross also provides management’s perspective in Board discussions regarding the business and strategic direction of the Company.

Board Diversity

Our board consists of 7 members. The following Board Diversity Matrix provides the self-identified personal characteristics for our Board:

Board Diversity Matrix (As of June 7, 2022)

	Female	Male
Part I: Gender Identity
Directors	3	4
Part II: Demographic Background
African American or Black	2	—
Alaskan Native or Native American	—	—
Asian	—	1
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	1	3
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—

INFORMATION REGARDING THE BOARD OF
DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. Our Corporate Governance Guidelines may be viewed at investors.heliogen.com.

Annual Board Evaluation

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees a periodic evaluation, which we expect to occur annually, of the performance of the Board and each of its committees in order to assess the overall effectiveness of the Board and its committees. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the directors stand for re-nomination.

Director Independence

As required under the NYSE listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NYSE listing standards: Ms. Newhouse, Mr. Padmanathan, Ms. Abrams, Mr. Crane, Mr. Kavner and Ms. Kane. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence. For example, the Board considered with respect to Messrs. Kavner and Gross, the fact that they both serve on the board of directors of Idealab.

Our independent directors meet in executive session without management present if circumstances warrant when the full Board convenes for a regularly scheduled meeting or a special meeting. The independent directors at such executive sessions shall designate an independent director to preside over the executive session.

Family Relationships

There are no family relationships among the directors and executive officers.

Board Leadership Structure

Our Board is currently chaired by our Chief Executive Officer, Mr. Gross. Our Board has also appointed Mr. Kavner as lead independent director.

We believe that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose. Our view is that separating the positions of Chief Executive Officer and Chairman has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Chairman with an extensive history with and knowledge of our Company (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Chairman.

Our Board appointed Mr. Kavner as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Chairman: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chair, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, we believe that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of our Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, we believe that it is advantageous for us to combine the positions of Chief Executive Officer and Chairman.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and has oversight over cybersecurity risk management, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation and human capital committee (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings and Attendance

Following the closing of the Business Combination (as defined below) with Athena, our Board met one time during the last fiscal year. Each Board member attended the meeting. In addition, we encourage all of our directors and nominees for director to attend our annual meeting of stockholders, but attendance is not mandatory. We did not hold an annual meeting of stockholders in 2021.

Information Regarding Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2021 for each of the standing Board committees:

Director	Audit	Compensation and Human Capital	Nominating and Corporate Governance
Robert Kavner*	Chair	—	X
Phyllis Newhouse	—	X	—
Bill Gross	—	—	—
David Crane	X	Chair
Julie Kane	X	—	Chair
Stacey Abrams	—	—	X
Suntharesan Padmanathan	—	X	—
Total meetings in the year ended December 31, 2021	—	—	—

____________

*        Lead Independent Director; Financial Expert

Below is a description of each standing committee of the Board. Copies of the charters for each committee are available on the Corporate Governance section of the Company’s website at investors.heliogen.com. The reference to our website address throughout this proxy statement does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

Our Audit Committee is currently composed of three directors: Mr. Kavner, Ms. Kane and Mr. Crane. The Chair of the Audit Committee is Mr. Kavner. The Audit Committee did not meet during the prior fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at investors.Heliogen.com.

The primary purpose of our audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:

•        overseeing the Company’s accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of the Company’s financial statements;

•        managing the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;

•        reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;

•        overseeing the design, implementation, organization and performance of the Company’s internal audit function;

•        helping the Board oversee the Company’s legal and regulatory compliance, including risk assessment and management practices and policies;

•        providing regular reports and information to the Board.

Our Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act)).

Our Board has determined that Mr. Kavner is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board examined each audit committee member’s scope of experience and the nature of their employment.

Report of the Audit Committee of the Board of Directors(1)

Our Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Our Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021.

Respectfully submitted by the members of the Audit Committee of the Board.

Robert Kavner (Chair)

Julie Kane

David Crane

____________

(1)      The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee is composed of three directors: Mr. Crane, Ms. Newhouse and Mr. Padmanathan. The Chair of the Compensation Committee is Mr. Crane. Our Board has determined that each member of our Compensation Committee is independent under the listing standards of the NYSE, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee did not meet during the prior fiscal year. Our Board has adopted a written Compensation Committee charter that is available to stockholders on our website at investors.Heliogen.com.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans, and programs, and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•        helping the Board oversee the Company’s compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;

•        reviewing and determining the compensation to be paid to the Company’s executive officers and directors;

•        when required, reviewing and discussing with management the Company’s compensation disclosures in the “Compensation Discussion and Analysis” section of the Company’s annual reports, registration statements, proxy statements or information statements filed with the SEC;

•        when required, preparing and reviewing the Committee report on executive compensation included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and

•        reviewing the human capital management practices related to the Company’s talent generally (including how the Company recruits, develops, and retains people).

Compensation Committee Processes and Procedures

Our Compensation Committee expects to meet regularly and in executive session as desired. However, from time to time, the Compensation Committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or performance. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the compensation and oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration factors prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Our Compensation Committee typically makes most of the significant adjustments to annual compensation, and determines base salary, bonus and equity awards at one or more meetings held during the first quarter of its fiscal year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Our Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives. For all executives and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels. In May 2022, our Compensation Committee engaged the services of Clearbridge Compensation Group LLC (“Clearbridge”), a compensation consulting firm, to advise the Compensation Committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other selected companies. Clearbridge does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee believes that Clearbridge does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or NYSE listing standards. The Compensation Committee has assessed the independence of Clearbridge pursuant to SEC rules and NYSE listing standards and concluded that no conflict of interest exists that would prevent Clearbridge from independently representing the committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of three directors: Ms. Kane, Mr. Kavner and -Ms. Abrams. The Chair of the Nominating and Corporate Governance Committee is Ms. Kane. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE. Our Nominating and Corporate Governance Committee did not meet during the prior fiscal year. Our Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at investors.Heliogen.com.

Specific responsibilities of the Nominating and Corporate Governance Committee include:

•        helping the Board oversee the Company’s corporate governance functions and develop, update as necessary and recommend to the Board the governance principles applicable to the Company;

•        identifying, evaluating and recommending and communicating with candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board;

•        reviewing candidates nominated by stockholders;

•        recommending the composition, functions, and duties of the committees of the Board;

•        overseeing and monitoring the Company’s corporate governance policies and initiatives, including its environmental and sustainability policies and initiatives, and risks related to the Company’s operations, supply chain, and customer engagement;

•        annually overseeing an evaluation of the performance of the Board, including the Board committees, and, as appropriate, making recommendations to the Board for areas of improvement; and

•        making other recommendations to the Board relating to the directors of the Company.

Our Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, the Nominating and Corporate Governance Committee considers the current size and composition, organization, and governance of the Board and the needs of the Board and the respective committees of the Board, as well as a candidate’s potential conflicts of interest or other commitments. Some of the qualifications that the Nominating and Corporate Governance Committee considers include, without limitation, business experience, diversity, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Nominees must be of high character and integrity. Members of the Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings. The Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the Company’s and its stockholders’ best interests.

Although we do not maintain a specific policy with respect to board diversity, the Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers applicable laws and regulations, including monitoring proposed and enacted legislation. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the Board the director nominees for selection.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders so long as such recommendations comply with the second amended and restated certificate of incorporation, amended and restated bylaws, stockholder director recommendation policy and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will only evaluate recommendations from a stockholder if such stockholder (i) is a stockholder of record at the time of such recommendation, (ii) is entitled to vote in the annual meeting of the stockholders and (iii) has otherwise complied with the notice procedures set forth in the Company’s bylaws. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. This process is designed to ensure that our Board includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should deliver a written recommendation to the Nominating and Corporate Governance Committee, c/o Heliogen, Inc., 130 W. Union St., Pasadena, CA 91103, Attn: Secretary. To be timely for the 2023 annual meeting of stockholders, nominations must be received by our Secretary observing the same deadlines for stockholder proposals discussed above under “Questions and Answers About These Proxy Materials and Voting — When are stockholder proposals and director nominations due for next year’s annual meeting?” Recommendations must include the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of the Company’s capital stock. The recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.

Stockholder Communications with the Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.

Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to Corporate Secretary, Heliogen, Inc., 130 W. Union St., Pasadena, CA 91103. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. The Corporate Secretary will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none are specified, to the Chair of our Board. Communications are distributed to our Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. The purpose of this screening is to allow our Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). Communications determined by the Corporate Secretary to be inappropriate for presentation will still be made available to any non-management member of our Board upon such member’s request. The screening procedures have been approved by a majority of the independent directors. Every effort has been made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Code of Conduct

We have adopted the Heliogen, Inc. Code of Conduct that applies to all officers, directors and employees. The Code of Conduct is available on our website at investors.heliogen.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of it to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website to the extent required by applicable rules and exchange requirements.

Hedging Policy

Our Insider Trading Policy prohibits directors, officers, including our named executive officers, and certain other employees of the Company from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock, including short-selling. Our Insider Trading Policy also prohibits trading in derivative securities related to the Company’s common stock, which include publicly-traded call and put options, (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts.

Environmental, Social and Governance

In addition to our existing environmental compliance initiatives, we will also be engaging additional resources to focus on a broader Environmental, Social and Governance (“ESG”) program across our business. As part of our commitment to energy sustainability, our first step will be to complete an ESG assessment during 2022. This assessment will help the Company develop a baseline against which to prioritize its ESG strategies.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected, and our Board ratified the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, our Audit Committee of the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests for us and our stockholders.

Change in Independent Registered Accounting Firm

Dismissal of BDO USA LLP

As reported on the Company’s Current Report on Form 8-K filed on June 6, 2022, effective June 2, 2022, we dismissed BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm and engaged PwC to serve in this role for the fiscal year ending December 31, 2022.

BDO served as our independent registered public accounting firm from November 5, 2020 through December 30, 2021 (with respect to Legacy Heliogen) and from December 31, 2021 until it was dismissed effective June 2, 2022 (with respect to the Company). BDO audited the Company’s financial statements for the fiscal year ended December 31, 2021 and Legacy Heliogen’s financial statements for the fiscal year ended December 31, 2020. BDO’s report of independent registered public accounting firm, dated March 31, 2022 (except for the effects of the restatement discussed in Note 3, Government Grant paragraph in Note 2, grant revenue presented in Note 4, Income Taxes in Note 9 and Net Loss per Share in Note 11, which is dated May 23, 2022, in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the Securities and Exchange Commission on May 23, 2022 (the “2021 Form 10-K/A”)), on the Company’s consolidated balance sheets as of December 31, 2021 and 2020, the related consolidated statements of operations, convertible preferred stock and shareholders’ equity (deficit), and cash flows for each of the years then ended, and the related notes to the financial statements (collectively referred to as the “Consolidated Financial Statements”) did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through June 2, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the Company’s or Heliogen Holdings Inc.’s ((prior to the closing of the business combination, Heliogen, Inc. (“Legacy Heliogen”)) financial statements for such periods and no there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for (i) the material weaknesses in the Company’s and Legacy Heliogen’s internal controls over financial reporting as disclosed in the 2021 Form 10-K/A related to the Company and Legacy Heliogen not designing or maintaining an effective control environment specific to the areas of financial reporting and its close process, including effective review of technical accounting matters (e.g., revenue recognition), and proper segregation of duties, including separate review and approval of journal entries and access within our accounting system, and (ii) as disclosed in the Company’s Current Report on Form 8-K, dated May 17, 2022, the determination by the Audit Committee, based on the recommendation of, and after consultation with, the Company’s management, and as discussed with BDO, to restate the Company’s previously issued audited financial statements as of and for the year ended December 31, 2021, as previously filed with the Company’s 2021 Form 10-K/A.

On June 2, 2022, the Audit Committee made the decision to engage PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, subject to completion of PwC’s standard client acceptance procedures. During the period from December 8, 2020 (Athena’s inception) through December 31, 2021 and the subsequent interim period through and including June 2, 2022, neither the Company nor anyone acting on its behalf consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and neither a written report nor oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company previously provided BDO with a copy of the foregoing disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from BDO addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on June 6, 2022.

Dismissal of Marcum LLP in connection with the Business Combination

As previously disclosed on the Company’s Current Report on Form 8-K filed on January 6, 2022, on December 30, 2021, we dismissed Marcum LLP (“Marcum”) as our independent registered public accounting firm and appointed BDO as our independent registered public accounting firm. Our Audit Committee approved the decision to change our independent registered public accounting firm. The dismissal of Marcum and the appointment of BDO was done in connection with the completion of the transactions contemplated by the Business Combination Agreement, dated as of July 6, 2021, by and among Athena, HelioMax Merger Sub, Inc. and Legacy Heliogen, including the merger of HelioMax Merger Sub, Inc. with and into Legacy Heliogen, with Legacy Heliogen continuing as the surviving company and a wholly owned subsidiary of the Company (collectively, the “Business Combination”).

Marcum’s report of independent registered public accounting firm dated January 19, 2021 on the balance sheet of Athena as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from December 8, 2020 (Athena’s inception) through December 31, 2020 and the related notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about Athena’s ability to continue as a going concern.

During the period from December 8, 2020 (Athena’s inception) through September 30, 2021 and the subsequent interim period through and including December 30, 2021, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on Athena’s financial statements for such periods. During the period from December 8, 2020 (Athena’s inception) through September 30, 2021 and the subsequent interim period through and including December 30, 2021, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), other than: (i) the material weakness in internal controls identified by Athena’s management related to the accounting classification for warrants issued in connection with Athena’s initial public offering, which resulted in the revision of Athena’s IPO Financial Statements (as defined herein) as set forth in Note 2 to Athena’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 24, 2021 (the “Q1 Form 10-Q”) and described in Item 4. Controls and Procedures in the Q1 Form 10-Q and in Item 4. Controls and Procedures in Athena’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on May 24, 2021 filed with the SEC on August 13, 2021 (the “Q2 Form 10-Q”), and (ii) the determination by the audit committee of Athena, based on the recommendation of, and after consultation with, Athena’s management, and as discussed with Marcum, that Athena’s Previously Issued Financial Statements (as defined herein) and any communications describing relevant portions of Athena’s Previously Issued Financial Statements could no longer be relied upon due to a material weakness in internal controls identified by management related to the reclassification of all of Athena’s Class A Common

Stock as temporary equity, which resulted in the restatement of Athena’s Previously Issued Financial Statements as set forth in Note 2 of its Quarterly Report on From 10-Q for the period ended September 30, 2021, filed with the SEC on November 15, 2021. As used herein, “Previously Issued Financial Statements” consists of: (a) the audited balance sheet of Athena as of March 19, 2021 and the related notes (the “IPO Financial Statements”) with respect to Athena’s initial public offering that was filed as an exhibit to Athena’s Current Report on Form 8-K filed with the SEC on March 25, 2021, as previously revised in Athena’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 24, 2021, and the audit report dated as of March 25, 2021 included in the IPO Financial Statements, (b) Athena’s unaudited condensed financial statements as of March 31, 2021 and the related notes included in the Q1 Form 10-Q, (c) Athena’s unaudited condensed financial statements as of June 30, 2021 and the related notes included in Athena’s Q2 Form 10-Q.

On December 30, 2021, the Audit Committee made the decision to engage BDO as the Company’s independent registered public accounting firm for the audit as of and for the year ended December 31, 2021. During the period from December 8, 2020 (Athena’s inception) through September 30, 2021 and the subsequent interim period through and including December 30, 2021, (i) the Company did not both (a) consult with BDO as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and (b) receive a written report or oral advice that BDO concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; and (ii) the Company did not consult BDO on any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

Following the closing of the Business Combination, BDO was appointed as our independent registered accounting firm for the audit as of and for the year ended December 31, 2021. BDO has audited the financial statements of Legacy Heliogen since 2020. The fees of BDO presented below are not necessarily representative of the fees to be billed by BDO for the Company as a public company, but are presented solely to provide our stockholders with a basis to understand our historical relationship with BDO. The fees below were not pre-approved by the Audit Committee as these services were approved prior to the Business Combination.

The following table represents aggregate fees billed to the Company by BDO for the years ended December 31, 2021 and December 31, 2020. We did not incur any audit-related, tax or other fees with BDO for the years ended December 31, 2021 or 2020.

	Years ended December 31,
$ in thousands	2021	2020
Audit fees(1)	$1,304	$251

____________

(1)      “Audit Fees” consist of fees in connection with the audit of the Company’s annual consolidated financial statements, audited financial statements presented in our Annual Report on Form 10-K and our Annual Report on Form 10-K/A, review of its quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Included in the 2020 Audit Fees, with respect to Legacy Heliogen, are fees incurred for the audit of Legacy Heliogen’s financial statements as of and for the years ended December 31, 2021 and 2020.

Marcum LLP

On December 30, 2021, our Audit Committee dismissed Marcum, Athena’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm.

The following table represents aggregate fees billed to the Company by Marcum for the year ended December 31, 2020 and through December 30, 2021. We did not incur any audit-related, tax or other fees with Marcum for the years ended December 31, 2021 or 2020.

	Years ended December 31,
$ in thousands	2021	2020
Audit fees(1)	$196	$—

____________

(1)      “Audit Fees” consist of fees in connection with the audit of the Company’s annual consolidated financial statements, including audited financial statements presented in the Registration Statement on Form S-1 filed with the SEC in connection with our initial public offering, review of the quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Our Audit Committee has determined that the rendering of services other than audit services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PwC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OR PROPOSAL 2.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers as of May 23, 2022.

Name	Age	Position
Bill Gross	63	Chief Executive Officer and Director
Christiana Obiaya	38	Chief Financial Officer
Steven Schell	42	Chief Technology Officer and Chief Engineer
Thomas Doyle	60	Chief Commercial Officer

Bill Gross.    Biographical information for Mr. Gross is included above with the director biographies under the caption “Class III Directors Continuing in Office Until the 2024 Annual Meeting.”

Christiana Obiaya.    Ms. Obiaya has been Heliogen’s Chief Financial Officer since December 2021. Previously Ms. Obiaya served as Chief Financial Officer at Legacy Heliogen since March 2021. Prior to joining Legacy Heliogen, Ms. Obiaya held roles as Chief Financial Officer and head of strategy for Bechtel Energy (“Bechtel”) from 2017 to 2021 as well as various other leadership roles spanning finance, strategy, project development and investment, and project execution from 2010 to 2017. Prior to Bechtel, Ms. Obiaya worked on renewable energy projects in Kenya and India from 2008 to 2009. Ms. Obiaya began her career as an engineer, designing products and scaling up manufacturing processes at a multinational consumer goods company from 2004 to 2008. Ms. Obiaya graduated from MIT with a B.S. in Chemical Engineering and an MBA from MIT Sloan School of Management.

Steven Schell.    Mr. Schell has been Heliogen’s Chief Technology Officer and Chief Engineer at Heliogen since December 2021. Previously, Mr. Schell served as Legacy Heliogen’s Chief Technology Officer and Chief Engineer since February 2020 and as Vice President of Engineering from February 2018 to February 2020. Prior to joining Legacy Heliogen, Mr. Schell was the Chief Executive Officer and Co-Founder of New Matter from January 2014 to February 2018. Mr. Schell graduated from Caltech with a B.S. in Mechanical Engineering and has spent 20 years in new technology and product development ranging from robotics to 3D printing to solar energy.

Thomas Doyle.    Mr. Doyle has been Heliogen’s Chief Commercial Officer since December 2021. Previously, Mr. Doyle served as Legacy Heliogen’s Chief Commercial Officer since from October 2021 to December 2021 and as Co-Head of Project Development from January 2021 to October 2021. Prior to joining Legacy Heliogen, Mr. Doyle served as an Executive Advisor to Morgan Stanley Energy Partners (“MSEP”) from January 2020 to January 2021 and as Chief Executive Officer of Reterro, Inc. from June 2016 to December 2019. Mr. Doyle also held roles as Chief Executive Officer of NRG Renew from October 2009 through January 2016 and Executive Vice President of Commercial Execution at Brightsource Energy. Mr. Doyle also serves on the board of directors of one of MSEP’s portfolio companies. Mr. Doyle holds an MBA and a B.S. in Mechanical Engineering from the University of Arizona.

Each executive officer serves at the discretion of our Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The following table shows for the years ended December 31, 2021 and December 31, 2020, compensation awarded or paid to, or earned by, the named executive officers.

	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Bill Gross	2021	$266,886	(2)	$—		$—	$36,752,913	$50,000	(3)	$36,752,913
Chief Executive Officer	2020	$231,450	(2)	$—		$—	$419,000	$—		$419,000

Christiana Obiaya	2021	$222,115		$100,000	(4)	$4,527,500	$893,050	$—		$5,742,665
Chief Financial Officer

Thomas Doyle	2021	$258,077		$31,272	(5)	$4,527,500	$84,800	$—		$4,901,649
Chief Commercial Officer

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(1)      The amounts disclosed represent the aggregate grant date fair value of stock awards, which include restricted stock units (“RSU Award”) and stock options received under stock option agreements entered into between Heliogen and Heliogen’s named executive officers during 2021, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 without consideration to the probability of achieving any performances. The assumptions used in calculating the grant date fair value of the RSU Awards and stock options reported in the Stock Awards column and Options Awards column, respectively, are set forth in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the SEC on May 23, 2022. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the RSU Awards or stock options, the exercise of the stock options, or the sale of any common stock acquired under such RSU Awards or stock options, which will depend on factors including the continued service of the executive and the future value of Heliogen’s stock.

(2)      During 2020 and through November 29, 2021, Mr. Gross’ salary was paid by Idealab Studio. Heliogen reimbursed Idealab Studio for 100% of the cost of Mr. Gross’ services to Heliogen. On November 29, 2021, Mr. Gross entered into an employment agreement with Heliogen and Heliogen started paying his salary directly.

(3)      Represents reimbursement of attorney’s fees incurred in connection with the negotiation of Mr. Gross’s executive employment agreement.

(4)      Represents payment of a one-time bonus to Ms. Obiaya.

(5)      Represents payment of a one-time bonus for relocation expenses to Mr. Doyle.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience and performance. Through November 29, 2021, Idealab made Mr. Gross available to serve as Heliogen’s Chief Executive Officer. While Mr. Gross’ salary was paid by Idealab during such time, Heliogen reimbursed Idealab for 100% of the cost of Mr. Gross’ services.

Cash Bonus Awards

We do not have any formal arrangements with our named executive officers providing for annual cash bonus awards. Other than a one-time cash bonus of $100,000 granted to Ms. Obiaya for performance and $31,272 paid to Mr. Doyle as a one-time bonus for relocation expenses, Heliogen did not award the named executive officers any cash bonuses with respect to 2021 performance.

Option Awards

Heliogen’s equity awards are designed to align the interests of employees and consultants, including our executive officers, with our interests and the interests of our stockholders. The Board or an authorized committee thereof is responsible for approving equity awards.

Historically, Heliogen has used stock options as an incentive for long-term compensation to its executive officers because stock options allow its executive officers to realize value from this form of equity compensation only if its stock price increases relative to the stock option’s exercise price. Heliogen’s executives generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment with Heliogen. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

On January 23, 2021, Legacy Heliogen’s board of directors granted Mr. Doyle an option to purchase 500,000 shares of Legacy Heliogen’s common stock at an exercise price of $0.35 per share under the 2013 Stock Incentive Plan (the “2013 Plan”). In connection with the closing of the Business Combination, this option was assumed by us and converted into an option to purchase 1,006,642 shares of our common stock at an exercise price of $0.18 per share. Mr. Doyle’s option vested with respect to 25% of the shares subject to the option on January 19, 2022 and will continue to vest in 36 equal monthly installments thereafter, subject to his continued service through each vesting date.

On March 9, 2021, Legacy Heliogen’s board of directors granted Ms. Obiaya an option to purchase 500,000 shares of Legacy Heliogen’s common stock at an exercise price of $0.59 per share under the 2013 Plan. In connection with the closing of the Business Combination, this option was assumed by us and converted into an option to purchase 1,006,642 shares of our common stock at an exercise price of $0.30 per share. Ms. Obiaya’s option vested with respect to 25% of the shares subject to the option on March 8, 2022 and will continue to vest in 36 equal monthly installments thereafter, subject to her continued service through each vesting date.

On November 10, 2021, Legacy Heliogen’s board of directors granted Mr. Gross an option to purchase 5,023,000 shares of Legacy Heliogen’s common stock at an exercise price of $18.11 per share under the 2013 Plan. In connection with the closing of the Business Combination, this option was assumed by us and converted into an option to purchase 10,112,732 shares of our common stock at an exercise price of $9.00 per share. The shares subject to Mr. Gross’s option vest in 48 equal monthly installments measured from December 30, 2021, subject to his continued service through each vesting date. As described in more detail below under “— Agreements with Our Named Executive Officers — Bill Gross,” certain of Mr. Gross’s stock options, including the award described immediately above, and other equity awards are subject to accelerated vesting in certain termination and change in control scenarios.

Restricted Stock Unit Awards

On November 10, 2021, Legacy Heliogen’s board of directors granted each of Ms. Obiaya and Mr. Doyle a RSU Award under our 2013 Plan. Each RSU Award covered 250,000 shares of Legacy Heliogen’s common stock. In connection with the closing of the Business Combination, the RSU Awards were assumed by us and converted into RSU Awards covering 503,321 shares of our common stock. Pursuant to the terms of the RSU Award agreements, the RSU Awards will vest on the first date upon which both the “service-based requirement” and the “liquidity event requirement” are satisfied. The liquidity event requirement was satisfied upon the closing of the Business Combination. The service-based requirement provides that the RSU Awards will vest as to 6.25% on each quarterly vesting date following closing of the Business Combination, with the first installment vesting on March 15, 2022, subject to Ms. Obiaya’s and Mr. Doyle’s continued service through each vesting date.

Agreements with Our Named Executive Officers

We have entered into offer letters with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us. The offer letters generally provide for at-will employment and set forth the named executive officer’s initial base salary, target variable compensation, eligibility for employee benefits, the terms of initial equity grants and in some cases severance benefits in the event of a qualifying termination.

Bill Gross

Mr. Gross entered into an executive employment agreement with Heliogen in November 2021. Pursuant to the terms of his executive employment agreement, Mr. Gross was entitled to an initial annual base salary of $275,000, which increased to $400,000 effective as of December 30, 2021. The executive employment agreement also provides for a discretionary annual bonus of up to 100% of Mr. Gross’s then-current annual base salary, payable based upon the achievement of certain milestones as determined by the Board and Heliogen’s overall performance.

The executive employment agreement further provides that, unless provided otherwise, any equity award granted to Mr. Gross under the 2013 Plan or the Heliogen, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) that is subject to time-based vesting, to the extent such award is assumed, continued, or substituted by the surviving corporation in connection with a “change in control” (as defined in the applicable plan), and Mr. Gross continues to provide services to Heliogen or the successor corporation, will accelerate and become fully vested and exercisable in the event of a “qualifying termination” (as defined in the executive employment agreement, including a termination without “cause” or resignation for “good reason” and execution of a release of claims) that occurs within 12 months following the change in control. Upon a qualifying termination that does not occur within 12 months following a change in control, under the executive employment agreement, Mr. Gross will be eligible for accelerated vesting of his time-based equity awards that would have vested, had he remained in continuous service for an additional 12 months after the termination date. If Mr. Gross is terminated as a result of his death or “disability” (as defined in the executive employment agreement), Mr. Gross (or his estate) will receive an amount equal to the target bonus that he would have earned, prorated for the portion of the bonus year elapsed as of the termination date. Under the terms of the executive employment agreement, after Mr. Gross’s termination, he will be required to reasonably cooperate with Heliogen in responding to reasonable requests in connection with any disputes brought against Heliogen, and will be paid $195 per hour for the time devoted to such matters. The executive employment agreement also provides that Mr. Gross is eligible for reimbursement of up to $50,000 in attorney’s fees incurred in connection with the negotiation of the executive employment agreement. Mr. Gross is also eligible to participate in the employee benefit plans generally available to our employees and maintained by Heliogen.

Christiana Obiaya

Ms. Obiaya entered into an offer letter agreement with Heliogen on March 7, 2021. Pursuant to the terms of her offer letter agreement, Ms. Obiaya’s current annual base salary was $275,000. As of December 31, 2021, Ms. Obiaya’s annual base salary increased to $400,000, and her target annual bonus is 50% of her annual base salary. Ms. Obiaya is not eligible for severance protection under the terms of her offer letter agreement, but the agreement provides that 50% of any unvested shares subject to her initial option grant will accelerate and become immediately vested if, within six months after a change of control, Ms. Obiaya is terminated by Heliogen other than for “cause” or Ms. Obiaya resigns for “good reason” (each, as defined in her offer letter agreement). Ms. Obiaya also is eligible to participate in the employee benefit plans generally available to our employees and maintained by Heliogen.

Thomas Doyle

Mr. Doyle entered into an offer letter agreement with Heliogen on January 13, 2021. Pursuant to the terms of his offer letter agreement, Mr. Doyle’s current annual base salary was $275,000. Following completion of the Business Combination, Mr. Doyle’s annual base salary increased to $400,000, and his target annual bonus is 50% of his annual base salary. Mr. Doyle is not eligible for severance protection under the terms of his offer letter agreement, but the agreement provides that 50% of any unvested shares subject to his initial option grant will accelerate and become immediately vested if, within six months after a change of control, Mr. Doyle is terminated by Heliogen other than for “cause” or Mr. Doyle resigns for “good reason” (each, as defined in his offer letter agreement). Mr. Doyle also is eligible to participate in the employee benefit plans generally available to our employees and maintained by Heliogen.

Other Compensation and Benefits

Benefits and Perquisites

Heliogen provides benefits to its executive officers on the same basis as is provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-term and long-term disability insurance; flexible spending accounts; employee assistance program; and a work-from-home allowance.

Other than the director and officer insurance coverage Heliogen maintains for its directors and officers, Heliogen does not maintain any executive-specific health and welfare benefits or perquisites.

401(k) Plan

We maintain a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. Our 401(k) plan provides for a safe harbor employer matching contribution equal to 100% of the first three percent of eligible compensation and 50% of the next two percent of eligible compensation contributed to the plan by an employee. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Outstanding Equity Awards at 2021 Year-End

The following table presents information regarding outstanding equity awards held by Heliogen’s named executive officers as of December 31, 2021.

			Option Awards					Stock Awards(5)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)
Bill Gross	11/10/21	12/30/21	—	10,112,732	(2)	9.00	11/09/31
	12/21/20	12/21/20	1,258,303	3,774,910	(2)(3)	0.18	12/20/30
	12/06/18	06/26/18	3,557,666	652,044	(2)	0.09	12/05/28
Christiana Obiaya	03/09/21	03/08/21	—	1,006,642	(3)(4)	0.30	03/08/31
	11/10/21	—	—	—		—	—	503,321	(6)(7)	$7,811,542
Thomas Doyle	01/23/21	01/19/21	—	1,006,642	(3)(4)	0.18	01/22/31
	11/10/21	—	—	—		—	—	503,321	(6)(7)	$7,811,542

____________

(1)      All of the option awards were granted under the 2013 Plan.

(2)      This option is subject to a four-year vesting schedule, with 1/48 of the shares subject to such option vesting each month following the vesting commencement date, subject to the named executive officer’s continued service through each vesting date.

(3)      50% of any unvested shares subject to this option will accelerate and become immediately vested if, within six months after a change of control, the named executive officer is terminated by Heliogen other than for cause or the named executive officer resigns for good reason.

(4)      This option is subject to a four-year vesting schedule, with 25% of the shares subject to such option vesting on the first anniversary of the vesting commencement date and 1/48 of the shares subject to such option vesting each month thereafter, subject to the named executive officer’s continued service through each vesting date.

(5)      Represents the market value of RSU Awards based on the closing price of Heliogen’s common stock of $15.52 as of December 31, 2021.

(6)      6.25% of the shares underlying the RSU Awards vest in quarterly installments with the first installment vesting on March 15, 2022, subject to the named executive officer’s continuous service with Heliogen.

(7)      100% of any unvested shares subject to this option will accelerate and become immediately vested if, within twelve months after a change of control, the named executive officer is terminated by Heliogen other than for cause or the named executive officer resigns for good reason.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2013 Stock Incentive Plan(2)	45,268,225	$2.41	—
2021 Equity Incentive Plan(3)	—	—	11,884,163
2021 Employee Stock Purchase Plan(4)	—	—	4,753,665
Equity compensation plans not approved by security holders	—	—	—
TOTAL	45,268,225	$2.41	16,637,828

____________

(1)      The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSU Awards, which have no exercise price.

(2)      Following the adoption of the 2021 Plan, no additional equity awards have been or will be granted under the 2013 Plan.

(3)      Our 2021 Plan provides that on January 1 of each calendar year, starting on January 1, 2022 through January 1, 2031, the number of shares of common reserved for issuance thereunder is automatically increased by a number equal to (i) 4% of the total number of shares of our common stock outstanding on December 31 of the fiscal year before the date of such automatic increase, or (ii) a lesser number of shares determined by our Board prior to the applicable January 1. On January 1, 2022, the number of shares of common stock available for issuance under our 2021 Plan increased by 7,334,681 shares pursuant to these provisions. This increase is not reflected in the table above.

(4)      The Heliogen, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”)provides that on January 1 of each calendar year, starting on January 1, 2022 through January 1, 2031, the number of shares of common reserved for issuance thereunder is automatically increased by a number equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the fiscal year before the date of such automatic increase, and (ii) 9,507,330 shares; provided that before the date of any such increase, our Board may determine that there will be no increase in the share reserve or that such increase will be less than the amount set forth in clauses (i) and (ii). On January 1, 2022, the number of shares of common stock available for issuance under our 2021 ESPP increased by 1,833,670 shares pursuant to these provisions. This increase is not reflected in the table above.

Non-Employee Director Compensation

In 2021, no director received cash retainers, equity, options, fees, or other compensation for service on Athena’s or Legacy Heliogen’s boards of directors. The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that Heliogen is able to recruit and retain qualified directors. Heliogen has established a Board compensation program that is designed to align compensation with Heliogen’s business objectives and the creation of stockholder value, while enabling Heliogen to attract, retain, incentivize and reward directors who contribute to the long-term success of Heliogen.

Non-Employee Director Compensation Policy

On December 30, 2021, our Board adopted an amended and restated non-employee director compensation policy. Pursuant to this policy, each member of our Board who is not our employee is eligible to receive the following compensation for his or her service as a member of our Board:

•        For directors that join our Board before December 31, 2021, an initial equity grant equal to $200,000, which vests ratably over a three-year period, with one-third vesting on each anniversary of the grant date, subject to the Board member’s continued service on our Board; and

•        An annual equity grant equal to $200,000, which fully vests on the earlier of (i) one year following the date of grant or (ii) the day before the next annual meeting following the applicable grant date, subject to the Board member’s continued service on our Board.

The lead independent director receives a cash retainer of $45,000 for his or her service in that role. The chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive cash retainers of $25,000, $20,000 and $15,000, respectively, for his or her respective committee service as chair.

Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of the common stock as of May 23, 2022, by:

•        each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the common stock;

•        each of our current named executive officers and directors; and

•        all of our current executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 189,127,092 shares of common stock issued and outstanding as of May 23, 2022. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of May 23, 2022 and issuable upon the vesting of RSUs held by the person within 60 days of May 23, 2022. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

	Beneficial Ownership
Name of Beneficial Owner(1)	Shares	%
5% Stockholders
Entities affiliated with Prime Movers Lab Fund I LP(2)	26,598,734	14.1%
Nant Capital, LLC(3)	25,657,986	13.6%
NeoTribe Ventures I, L.P. for itself and as nominee for NeoTribe Associates I, L.P.(4)	24,417,330	12.9%
Idealab Holdings, LLC(5)	15,341,231	8.1%

Directors and Named Executive Officers
Bill Gross(6)	10,142,484	5.2%
Christiana Obiaya(7)	398,462	*
Thomas Doyle(8)	440,405	*
Phyllis Newhouse(9)	4,411,252	2.3%
Robert Kavner	—	—%
Julie Kane	—	—%
David Crane	—	—%
Stacey Abrams(10)	15,000	*
Suntharesan Padmanathan	—	—%
All directors and current executive officers as a group (10 persons)(11)	17,452,343	8.7%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Unless otherwise noted, the business address of those listed in the table above is 130 West Union Street Pasadena, California 91103.

(2)      This information is as of December 31, 2021 and is based on a Schedule 13G filed with the SEC on February 23, 2022 by Prime Movers Lab Fund I LP (“PML”), Prime Movers Lab GP I LLC (“PML GP I”), Prime Movers Lab GP II LLC (“PML GP II”), Heliogen PML SPV 1 LP (“Heliogen PML”) and Dakin Sloss. Consists of (i) 19,930,277 shares held by PML and (ii) 6,668,457 shares held by Heliogen PML. PML GP I is the general partner of PML and has shared voting and dispositive power over the shares held by PML and PML GP II is the general partner of Heliogen PML and has shared voting and dispositive power over the shares held by Heliogen PML. Dakin Sloss is the manager of PML GP I and PML GP II and as a result may be deemed to have shared voting and dispositive power and beneficial ownership of the shares held by PML and Heliogen PML. The address for each of the entities and individuals listed in this footnote is PO Box 12829, Jackson, WY 83002.

(3)      This information is as of December 31, 2021 and is based on a Schedule 13G filed with the SEC on February 23, 2022 by Nant Capital LLC (“Nant Capital”), California Capital Equity, LLC (“CalCap”) and Dr. Patrick Soon-Shiong. Nant Capital beneficially owns 24,646,323 shares of the Company’s common Stock. CalCap directly owns all of the equity interests of Nant Capital and Dr. Soon-Shiong directly owns all of the equity interests of CalCap. As a result, CalCap and Dr. Soon-Shiong may be deemed to beneficially own, and share with Nant Capital the power to vote and direct the vote, and the power to dispose or direct the disposition of, the 24,646,323 shares beneficially owned by Nant Capital. Dr. Soon-Shiong also directly beneficially owns and has sole voting and dispositive power over 1,011,663 shares of the Company’s common stock. As a result, Dr. Soon-Shiong may be deemed to beneficially own, in the aggregate, 25,657,986 shares of the Company’s common stock. The address of the principal business office of Nant Capital, LLC is 450 Duley Road, El Segundo, CA 90245.

(4)      This information is as of December 31, 2021 and is based on a Schedule 13G filed with the SEC on February 14, 2022 by NeoTribe Ventures I, L.P. (“NTV”), NeoTribe Associates I, L.P. (“NTA”), NeoTribe Partners I, LLC (“NTP”) and Krishna Kolluri. Consists of 23,471,588 shares of common stock held by NTV and 945,742 shares of common stock held by NTA. NTP, the general partner of NTV and NTA, may be deemed to have sole power to vote and dispose of the shares held by NTV and NTA, and Mr. Kolluri, the managing member of NTP, may be deemed to have sole power to vote and dispose of the shares held by NTV and NTA. The address for each of the entities and individuals listed in this footnote is 2744 Sand Hill Road, Suite 150, Menlo Park CA 94025.

(5)      This information is as of May 23, 2022 and is based on a Schedule 13G/A filed with the SEC on June 2, 2022. The shares are held by Idealab Holdings, LLC (“Idealab Holdings”), a wholly-owned subsidiary of Idealab, a California corporation. Idealab in its capacity as managing member of Idealab Holdings, by action of Idealab’s board of directors, has delegated Idealab’s power to manage and control the business and affairs of Idealab Holdings related to Idealab’s interest in Heliogen, including all voting and dispositive power with respect to the reported securities, to Renee LaBran, a director of Idealab. Each of Idealab and Ms. Labran disclaims any such beneficial ownership except to the extent of their pecuniary interest in such securities. The address for each of the entities and individuals listed in this footnote is 130 West Union Street, Pasadena, CA 91103.

(6)      This information is as of May 23, 2022 and is based on a Schedule 13D filed with the SEC on June 1, 2022. Represents 1,589,488 shares of common stock and 7,466,114 shares issuable for vested and exercisable options within 60 days of May 23, 2022, beneficially held by Mr. Gross. Also includes 1,086,882 shares of common stock held by Idealab Studio. The Gross Goodstein Living Trust, dated April 18, 2006, of which Mr. Gross and his wife are co-trustees, owns a majority of the class of securities entitled to elect two directors to Idealab Studio’s board of managers. In addition, Mr. Gross is the chairman and chief executive officer of Idealab Studio. As a result of the foregoing, Mr. Gross may be deemed to share voting and dispositive power and beneficially own the securities held by Idealab Studio. Mr. Gross disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(7)      Represents 335,547 shares issuable for vested and exercisable options within 60 days of May 23, 2022 and 62,915 shares issuable upon vesting of RSUs within 60 days of May 23, 2022.

(8)      Represents 377,490 shares issuable for vested and exercisable options within 60 days of May 23, 2022 and 62,915 shares issuable upon vesting of RSUs within 60 days of May 23, 2022.

(9)      The interests shown consist of (i) 3,713,656 shares of Common Stock following the automatic conversion of Athena’s Class B common stock on a one-for-one basis at the closing of the Business Combination and after giving effect to the waiver of the anti-dilution rights of Athena’s Class B common stock under Athena’s charter pursuant to that certain sponsor support agreement, dated July 6, 2021 (the “Sponsor Support Agreement”) by and between Athena and Athena Technology Sponsor LLC (“Sponsor”), (ii) 246,483 shares of Common Stock issued in consideration of the Sponsor’s waiver of its anti-dilution rights under Athena’s charter pursuant to the Sponsor Support Agreement held by EVN 2022 GRAT, a grantor retained annuity trust over which Ms. Newhouse has sole voting and dispositive power, (iii) 338,333 shares of Common Stock originally sold as private placement units simultaneously with the close of Athena’s initial public offering, and (iv) 112,778 shares of Common Stock underlying private placement warrants exercisable within 60 days of May 23, 2022.

(10)    Stacey Yvonne Abrams has sole voting and investment control over the securities held by Brockington Hall, LLC and may be deemed to beneficially own the securities owned by Brockington Hall, LLC.

(11)    Consists of (i) 6,989,842 shares beneficially owned by our current executive officers and directors, (ii) 10,205,019 shares issuable for vested and exercisable options within 60 days of May 23, 2022, (iii) 144,704 shares issuable upon vesting of RSUs within 60 days of May 23, 2022, and (iv) 112,778 shares underlying private placement warrants exercisable within 60 days of May 23, 2022. Includes shares beneficially held by Mr. Schell, in addition to the shares held by the named executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions with Related Parties

The following is a summary of transactions since January 1, 2020 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at December 31, 2020 and 2021, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described the sections titled “Executive Compensation” and “Non-Employee Director Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers and stockholders.

Athena Related Transactions and Agreements

Founder Shares

On December 28, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain Athena IPO costs in consideration for 9,816,667 shares of Athena Class B common stock, par value $0.0001 (the “Founder Shares”). Up to 1,250,000 Founder Shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. On May 3, 2021, the underwriters’ over-allotment option expired, not having been exercised, and accordingly, the 1,250,000 Founder Shares were forfeited.

The Sponsor agreed not to transfer, assign or sell any of its Founder Shares (i) with respect to 25% of such shares, until the closing of the Business Combination, (ii) with respect to 25% of the Founder Shares, until the closing price of Heliogen’s common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the closing of the Business Combination, (iii) with respect to 25% of the Founder Shares, until the closing price of Heliogen’s common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the closing of the Business Combination, and (iv) with respect to 25% of the Founder Shares, until the closing price of Heliogen’s common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the closing of the Business Combination or earlier, in any case, if, following a Business Combination, Heliogen completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of the Sponsor with respect to any Founder Shares.

Private Warrants

Simultaneously with the closing of Athena’s IPO, the Sponsor purchased an aggregate of 700,000 private placement units at a price of $10.00 per unit, for an aggregate purchase price of $7,000,000, in a private placement. Each private placement unit comprised one share of common stock and one-third of one warrant. Each whole private placement warrant (a “Private Warrant”) is exercisable for one whole share of common stock at a price of $11.50 per share, subject to adjustment. The Private Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. If the Private Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by Heliogen and exercisable by such holders on the same basis as the warrants included in the public units sold in Athena’s IPO.

Related Party Note and Advances

On January 8, 2021, Athena issued an unsecured promissory note to the Sponsor for an aggregate of up to $300,000 to cover expenses related to Athena’s IPO. This loan was non-interest bearing and payable on the earlier of December 31, 2021 or the completion of Athena’s IPO. Athena did not draw down any amounts under the promissory note. The Sponsor and certain affiliates of the Sponsor have instead made payments for offering costs and expenses on behalf of Athena which is recorded as due to related party.

Administrative Services Agreement

Athena entered into an agreement whereby, commencing on the date of Athena’s initial public offering through the earlier of the consummation of a business combination or Athena’s liquidation, Athena paid an affiliate of Athena’s Sponsor a monthly fee of $10,000 for office space, administrative and support services.

Legacy Heliogen Transactions and Agreements

Related Party Equity Financings

From April 2013 to December 2021, Legacy Heliogen issued:

(i)     an aggregate of 3,996,000 Series Seed Preferred Shares, an aggregate of 438,595 Series Seed-1 Preferred Shares and an aggregate of 1,672,818 Series Seed-2 Preferred Shares to Idealab Holdings, one of Heliogen’s 5% or greater stockholders, for an aggregate purchase price of approximately $1.4 million;

(ii)    an aggregate of 8,374,898 Series A-1 Preferred Shares and an aggregate of 3,866,946 Series A-2 Preferred Shares to Nant Capital, LLC, one of Heliogen’s 5% or greater stockholders, for an aggregate purchase price of approximately $9.5 million,

(iii)   an aggregate of 9,305,442 Series A-1 Preferred Shares and an aggregate of 2,320,167 Series A-2 Preferred Shares to NeoTribe Ventures I, L.P. for itself and as nominee for NeoTribe Associates I, L.P., one of Heliogen’s 5% or greater stockholders, for an aggregate purchase price of approximately $8.0 million;

(iv)   an aggregate of 9,899,381 Series A-2 Preferred Shares to Prime Movers Lab Fund I LP, one of Heliogen’s 5% or greater stockholders, for an aggregate purchase price of approximately $12.8 million;

(v)    an aggregate of 289,855 Series Seed-3 Preferred Shares to Idealab Studio, one of Heliogen’s stockholders who may be deemed an affiliate of Idealab Holdings and who may be deemed to be controlled by Bill Gross, for an aggregate purchase price of approximately $200,000; and

(vi)   a SAFE note to Heliogen PML SPV 1LP, whose limited partners may be affiliates of Prime Movers Lab Fund I LP, for an aggregate purchase price of approximately $27.7 million.

Related Party Lease and Other Services

The Chief Executive Officer of our Company also serves as the chairman of the board of directors of Idealab. Idealab, a minority owner of Heliogen’s outstanding voting stock through its wholly owned subsidiary, Idealab Holdings, is a party to a lease with the Company and provides various services through service agreements which include accounting, human resources, legal, information technology, marketing, public relations, and certain other operational support and executive advisory services. On occasion, Idealab may pay for certain expenses on our behalf, for which we reimburse Idealab. These expenses, include parking, postage, tax return preparation fees, patent fees, corporate filing fees, press release costs and other miscellaneous charges and are not considered related party transactions. We are charged a fee for the specific services provided and these fees totaled $1.3 million and $0.8 million for the years ended December 31, 2021 and 2020, respectively. No such expenses were paid on our behalf nor reimbursements made during the three months ended March 31, 2022.

In May 2021, Heliogen sub-leased a portion of its office space in Pasadena, CA to Idealab for a term of seven years. The sub-lease has an initial annual base rent of approximately $150,000 and contains a 3% per annum escalation clause. The sub-lease is subject to termination by either party upon six months prior written notice. Concurrently with the parties’ entering into the sub-lease agreement, Idealab and Heliogen also entered into certain property management and shared facilities staffing agreements, which provide that Heliogen pays Idealab approximately $3,000 per month for building management services and approximately $13,000 per month for shared facilities staff and services (with proportional reimbursement of salaries). Such agreements are subject to termination right by either party with 90 days’ prior written notice. For the three months ended March 31, 2022, we recognized $39,000 in rental revenue reported within other expense, net in our condensed consolidated statements of operations and comprehensive loss.

Related-Person Transactions Policy

Our Board adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.

Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.

Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our audit committee pursuant to this policy before such related person may engage in the transaction.

In considering related-person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risk, cost and benefits to us;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction; and

•        the availability of other sources for comparable services or products.

Our audit committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and our stockholders, as our audit committee determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Heliogen, Inc. Direct your written request to Investor Relations at Lous.Baltimore@Heliogen.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS

Our 2021 Annual Report has been posted, and is available without charge, on our corporate website at investors.heliogen.com. For stockholders receiving a Notice of Internet Availability, such Notice of Internet Availability will contain instructions on how to request a printed copy of our 2021 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2021 Annual Report has also been provided to you.

In addition, we will provide a copy of our 2021 Annual Report to any stockholder of record or beneficial owner of our common stock without charge upon written request to: General Counsel, Heliogen, Inc., 130 W. Union St., Pasadena, CA 91103.

DATED: Pasadena, California, June 7, 2022

HELIOGEN, INC. 130 WEST UNION STREET PASADENA, CA 91103 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 18, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HLGN2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 18, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D86937-P73274 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HELIOGEN, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Phyllis Newhouse 02) Suntharesan Padmanathan The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: At their discretion, the proxies are authorized to vote upon such other business as may be properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and 2021 Annual Report are available at www.proxyvote.com. D86938-P73274 HELIOGEN, INC. Annual Meeting of Stockholders July 19, 2022 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) acknowledge(s) receipt of the Notice of the 2022 Annual Meeting of Stockholders of Heliogen, Inc. and the Proxy Statement and hereby appoint(s) Christiana Obiaya and Debbie Chen, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to act as attorneys and proxies to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HELIOGEN, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:00 AM, Pacific Time on July 19, 2022, via live webcast at www.virtualshareholderholdermeeting.com/HLGN2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side